Exhibit 99.4

RBG, LLC

Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,432	$7,815
Accounts receivable, net	1,899	1,226
Related party receivables	281	95
Related company receivables	5,188	620
Inventories	1,593	1,652
Property held for vacation interval sales	352	392
Prepaid expenses	3,328	3,116
Current portion of notes receivable	191	303
Total current assets	19,264	15,219
Property and equipment, net	81,932	84,397
Notes receivable, less current portion	1,151	1,821
Other assets	1,486	217
Goodwill and other intangible assets, net	29,573	31,193
Total assets	$133,406	$132,847
Liabilities and Members’ Deficit
Current liabilities:
Bank overdraft	$—	$548
Current portion of gaming equipment financing	2,989	2,528
Current portion of long-term debt	40	614
Accounts payable	2,277	2,762
Accrued liabilities	13,088	16,119
Related company payable	863	196
Total current liabilities	19,257	22,767
Gaming equipment financing, less current portion	1,214	3,306
Long-term debt, less current portion	174,737	172,333
Fair value of interest rate swaps	—	195
Commitments and contingencies
Members’ deficit:
Members’ contributions and accumulated deficit	115,335	113,129
Deemed distribution	(177,137)	(178,883)
Total members’ deficit	(61,802)	(65,754)
Total liabilities and members’ deficit	$133,406	$132,847

The accompanying notes are an integral part of these condensed consolidated financial statements.

RBG, LLC

Condensed Consolidated Statements of Operations (unaudited)
(in thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Revenues
Casino	$16,410	$14,283	$51,256	$45,861
Food and beverage	7,543	7,104	23,629	22,994
Hotel	5,521	4,742	18,653	15,205
Other	3,200	2,999	13,552	13,675
Total revenues	32,674	29,128	107,090	97,735
Less—promotional allowances	(6,386)	(4,459)	(19,445)	(13,966)
Net revenues	26,288	24,669	87,645	83,769
Operating expenses:
Casino	8,529	7,711	25,078	22,729
Food and beverage	4,243	4,542	13,529	14,413
Hotel	998	1,633	3,594	4,995
Other	2,657	2,513	8,565	9,110
General and administrative	9,466	8,195	26,146	23,116
Depreciation and amortization	2,555	1,994	8,291	5,859
Loss on sale and disposal of assets	—	79	248	729
Total operating expenses	28,448	26,667	85,451	80,951
Operating (loss) income	(2,160)	(1,998)	2,194	2,818
Other income (expense):
Interest expense	(86)	(357)	(416)	(1,048)
Change in fair value of interest rate swaps	—	262	140	789
Return on investment with MDW, LLC	264	(113)	484	(288)
(Loss) income before cumulative effective of change in accounting principle	(1,982)	(2,206)	2,402	2,271
Cumulative effect of change in accounting principle	—	—	(196)	—
Net income (loss)	$(1,982)	$(2,206)	$2,206	$2,271

The accompanying notes are an integral part of these condensed consolidated financial statements.

RBG, LLC

Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine months ended
	September 30,	September 30,
	2006	2005

Cash flows from operating activities:
Net income	$2,206	$2,271
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,291	5,859
Change in fair value of interest rate swaps	(140)	(789)
Loss on sale and disposal of assets	248	729
Cumulative effect of change in accounting principle	196	—
Interest expense on gaming equipment financing	52	232
Cost of vacation intervals sales	41	81
Change in operating assets and liabilities:
Accounts, related company and related party receivables, net	(5,259)	103
Inventories	59	(1)
Prepaid expenses	(212)	(570)
Notes receivable	586	304
Accounts payable, accrued liabilities and related company payables	1,137	1,542
Net cash provided by operating activities	7,205	9,761
Cash flows from investing activities:
Proceeds received from sale of assets	43	145
Capital expenditures	(4,335)	(8,944)
Net cash used in investing activities	(4,292)	(8,799)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	209
Decrease in bank overdraft	(548)	(1,480)
Payment of long-term debt	(573)	(1,126)
Payment on gaming equipment financing	(1,879)	(619)
Payment of obligations under capital lease	—	(13)
Change in other assets	(1,296)	16
Net cash used in financing activities	(4,296)	(3,013)
Net decrease in cash and cash equivalents	(1,383)	(2,051)
Cash and cash equivalents at beginning of year	7,815	7,544
Cash and cash equivalents at end of period	$6,432	$5,493

The accompanying notes are an integral part of these condensed consolidated financial statements.

RBG, LLC

Condensed Consolidated Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Nine months ended
	September 30,	September 30,
	2006	2005
Supplemental cash flow disclosure:
Cash paid for interest	$192	$539
Acquisition of assets with gaming equipment financing	$215	$5,513

The accompanying notes are an integral part of these condensed consolidated financial statements.

RBG, LLC

Notes to Condensed Financial Statements (unaudited)
September 30, 2006

1.             Basis of Presentation and Background

The accompanying condensed consolidated financial statements include the accounts of RBG, LLC (doing business as CasaBlanca Resort/Casino/Golf/Spa) and its wholly owned subsidiary Casablanca Resorts, LLC (doing business as Oasis Resort & Casino) (“Resorts LLC”). Virgin River Casino Corporation (“VRCC”) owns 88.8% of RBG, LLC (“RBG”) and Casablanca Resorts, LLC (“Resorts LLC”). Robert R. Black, Sr. (“Mr. Black”) is the sole shareholder of VRCC and owns 9.28% of RBG individually and through another entity.  Mr. Black also is the sole shareholder of B & B B, Inc. (doing business as Virgin River Hotel/Casino/Bingo) (“B&BB”). VRCC, RBG and B&BB (collectively the “Companies”) are operated under common management. Significant intercompany items and transactions of RBG have been eliminated.

Interim Financial Statements — The accompanying unaudited condensed consolidated financial statements as of September 30, 2006 and for the three and nine-month periods ended September 30, 2006 and 2005 are unaudited.  In the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of RBG’s financial position and results of operations for such periods, have been included.   The accompanying unaudited condensed consolidated financial statements should be read in conjunction with RBG’s audited consolidated financial statements filed on Form 10-K for the year ended December 31, 2005.  The results for the three and nine-month periods ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006, or for any other period.

Reclassifications — Certain previously reported amounts in the condensed consolidated financial statements have been reclassified to conform to the current period’s presentation.

2.             Related Company Receivables and Payables

The related company receivables at September 30, 2006 and December 31, 2005 consist of the following (in thousands):

	September 30, 2006	December 31, 2005
	(unaudited)
Virgin River Casino Corp.	$—	$225
B&BB	5,188	395
Related company receivables	$5,188	$620

The related company payables at September 30, 2006 and December 31, 2005 consist of the following (in thousands):

	September 30, 2006	December 31, 2005
	(unaudited)
Virgin River Casino Corp.	$863	$196

RBG, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

2.             Related Company Receivables and Payables (cont’d)

The transactions between the RBG and the entities above are based on informal arrangements.  At September 30, 2006 and December 31, 2005, there are no specific payment terms nor do any of the receivables or payables require the payment of any interest.

3.             Property and Equipment

Property and equipment consists of the following (in thousands):

	September 30, 2006	December 31, 2005
	(unaudited)
Land	$21,147	$21,147
Buildings	42,050	41,048
Land and leasehold improvements	14,379	14,272
Furniture, fixtures and equipment	39,179	37,454
Construction in progress	1,290	951
	118,045	114,872
Less—accumulated depreciation and amortization	(36,113)	(30,475)
Property and equipment, net	$81,932	$84,397

As a result of the third party business valuation that was conducted in the forth quarter of 2005, RBG has re-evaluated the useful lives of their slot machines (included in furniture, fixtures and equipment above) and effective January 1, 2006, changed that estimate from seven years to five years. For the three and nine months ended September 30, 2006, operating income of RBG decreased approximately $204,000 and $544,000, respectively, as a result of the change in the estimated lives.

4.             Notes Receivable

Notes receivable consist of the following (in thousands):

	September 30, 2006	December 31, 2005
	(unaudited)
Vacation interval notes receivable	$1,770	$2,519
Allowance for possible credit losses	(428)	(395)
Total notes receivable	1,342	2,124
Less: current portion	(191)	(303)
Non-current notes receivable	$1,151	$1,821

Notes generated from the sale of vacation intervals generally bear interest at annual rates ranging from 12.75% to 14.75% and have terms of 5 to 7 years. The vacation interval notes receivable are collateralized by the right to use and deeds of trust on the vacation interval sold.

RBG, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

4.             Notes Receivable (cont’d)

In January of 2006, RBG adopted the provisions of SFAS 152, “Accounting for Real Estate Time-Sharing Transactions.” SFAS 152 amends existing accounting guidance to reference the financial accounting and reporting guidance for real estate time-sharing transactions provided in AICPA Statement of Position 04-02, “Accounting for Real Estate Time-Sharing Transactions.” In accordance with SFAS 152, RBG now uses a technique referred to as static pool analysis, which tracks uncollectible notes receivable based on each year’s sales over the entire life of those notes.  RBG considers whether the historical economic conditions are comparable to current economic conditions.  If current economic conditions differ from the economic conditions in effect when the historical experience was generated, RBG adjusts the allowance for possible credit losses to reflect the expected effects of current economic conditions on uncollectibility.  RBG groups all notes receivables in one pool for analytical purposes based on historical collectibility and customer demographics.  As a result of the change in accounting for the allowance for possible credit losses, RBG has recorded in the accompanying statement of operations for the nine-months ended September 30, 2006, a cumulative effect of a change in accounting principle of $196,000 to increase the allowance for possible credit losses.

5.             Long-term Debt

Long-term debt consists of the following (in thousands):

	September 30, 2006	December 31, 2005
	(unaudited)
Revolving credit facility totaling $15 million with Wells Fargo Foothill, at a margin above prime or LIBOR, as defined; collateralized by substantially all real and personal property, leases, intangibles and other interests of the Companies as defined.	$—	$2,000
9% senior secured notes, interest payable semiannually, principal due January 15, 2012, callable January 15, 2009	125,000	125,000
12 ¾% senior subordinated notes, non-cash interest will accrue at an annual rate of 12 ¾% in the form of increase accreted value until January 15, 2009. Beginning January 15, 2009, interest payable semiannually, principal due January 15, 2013, callable January 15, 2009	49,737	45,333
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $37 at an interest rate of 6.97%, due June 2006	—	363
Hypothecation Note at prime plus 3.0% (10.75% at March 31, 2006), collateralized by certain notes receivable as defined; guaranteed by one of the initial members, due April 2004	—	94
Promissory note payable to Wells Fargo Equipment Finance, Inc. payable in monthly installments of $14 at an interest rate of 6.21%, due December 2006	40	157
	174,777	172,947
Less—current portion	(40)	(614)
Total long-term debt	$174,737	$172,333

RBG, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

5.             Long-term Debt (cont’d)

Foothill Facility

The Wells Fargo Foothill, Inc. credit facility (“Foothill Facility”) is secured by substantially all the assets of the Companies. During the life of the Foothill Facility, the Companies may borrow up to the lesser of (1) $15.0 million less the Letter of Credit Usage, as defined, less the Bank Product Reserve, as defined, or (2) the Borrowing Base, as defined, less the Letter of Credit Usage.  At September 30, 2006, no amounts were drawn under the Foothill Facility.  Accordingly, the availability under the Foothill Facility at September 30, 2006 was $15.0 million.

Under the terms of the Foothill Facility, interest accrues on the outstanding principal balance at LIBOR plus the LIBOR Rate Margin, which is 3.5%, or the Base Rate, as defined, plus the Base Rate Margin, which is 2%.  LIBOR was approximately 5.32% at September 30, 2006.  The Foothill Facility also contains certain financial and other covenants.  These include a minimum trailing twelve-month Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $15,000,000 for the Companies and limitations on other indebtedness and capital expenditures, as defined.  The Companies were in compliance with these covenants at September 30, 2006 and December 31, 2005.

The outstanding balance on the Foothill Facility is a joint and several obligation of the Companies. The condensed consolidated balance sheet of RBG reflects the full obligation of the Foothill Facility at September 30, 2006 and December 31, 2005 with the amount recorded on the consolidated balance sheet of VRCC recognized as a deemed distribution to reflect the net obligation of the Foothill Facility on the consolidated balance sheet of RBG at September 30, 2006.

Senior Secured and Senior Subordinated Notes

In December 2004, as part of an ownership buyout (the “Buyout”), VRCC, RBG and B&BB (the “Issuers”) issued $125.0 million of 9% senior secured notes (“Senior Notes”) due on January 15, 2012 and $39.9 million in gross proceeds of 12¾% senior subordinated notes (“Senior Sub Notes”) due January 15, 2013 (collectively the “Notes”).  The Notes are joint and several obligations of the Issuers and all current and future subsidiaries of the Issuers.  Although the Notes are joint and several obligations of the Issuers, the allocation of the balance of the Notes to the individual balance sheets of B&BB, VRCC and RBG was according to the flow of funds at the date of the Buyout with the proceeds of the Senior Notes necessary to purchase the interests of B&BB recorded on the balance sheet of B&BB and the remaining proceeds of the Senior Notes and Senior Sub Notes recording on the balance sheet of VRCC.  The consolidated balance sheet of RBG reflects the full obligation of the Notes at September 30, 2006 with an amount recognized as a deemed distribution to reflect the net obligation of the Notes recorded on the consolidated balance sheet of RBG at September 30, 2006. At September 30, 2006, the net amount of the Notes recorded on RBG’s balance sheet was $0.

The Senior Notes pay interest semiannually while the Senior Sub Notes accrue interest in the form of increased accreted value until January 15, 2009, when the carrying book value of the Senior Sub Notes will be $66.0 million.  At that point the Senior Sub Notes will pay interest semiannually on the same dates as the Senior Notes.

RBG, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

5.             Long-term Debt (cont’d)

The indentures (the “Indentures”) governing the Issuers’ Notes contain certain customary financial and other covenants, which limit the Issuers’ ability to incur additional debt.  The Indentures provide that the Issuers may not incur additional indebtedness, other than specified types of indebtedness, unless the Consolidated Coverage Ratio, as defined, on a pro-forma basis after the incurrence of the additional indebtedness is at least 2.00 to 1.00. As of September 30, 2006, the Issuers have incurred $0 of additional indebtedness as defined. The Indentures also contain other covenants which limit the ability of the Issuers and Guarantors, as defined, under the Indentures to pay dividends, redeem stock, or make other distributions, make investments, create certain liens, enter into certain transactions with affiliates, utilize proceeds from asset sales, transfer or sell assets, issue or sell equity interests of subsidiaries and enter into certain mergers and consolidations, as defined in the Indentures.  There are no restrictions related to the transfer of funds between the Issuers, Guarantors and their respective subsidiaries.  The Issuers were in compliance with these covenants at September 30, 2006 and December 31, 2005.

The Senior Notes are secured by substantially all existing and future assets of the Issuers and the Guarantors, as defined, as well as the equity interest of the Guarantors, the equity interests of Mr. Black and his affiliate in the Issuers.  The Guarantors are all the wholly owned subsidiaries of the Issuers.  The Senior Notes are subordinated to the security interests of the Foothill Facility.  The Senior Sub Notes are subordinate to the Senior Notes and all other indebtedness of the Companies.

Interest Rate Swaps

The Companies interest rate swaps terminated effective June 30, 2006.

6.             Gaming Equipment Financing

RBG from time to time enters into agreements with gaming manufacturers to finance the purchase of gaming equipment.  Contractual terms of the agreements with the gaming manufactures consist of payment terms of less than one year to up to three years without interest.  In the event that an agreement with a gaming manufacturer extends past a year, RBG will impute interest at a rate of 8%.

RBG, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

6.             Gaming Equipment Financing (cont’d)

Gaming equipment financing for RBG consists of the following (in thousands):

	September 30, 2006	December 31, 2005
	(unaudited)
Gaming equipment financing to purchase 205 games, no payments for one year and monthly payments of $106 for 24 months beginning February 2006	$1,625	$2,320
Gaming equipment financing to purchase 68 games, no payments for one year and monthly payments of $43 for 24 months beginning January 2006	651	945
Gaming equipment financing to purchase 70 games, no payments for one year and monthly payments of $39 for 24 months beginning March 2006	654	838
Gaming equipment financing to purchase 60 games, monthly payments of $20 for 36 months beginning April 2005	353	513
Gaming equipment financing to purchase 64 games, no payments for one year and monthly payments of $26 for 24 months beginning February 2006	398	577
Gaming equipment financing to purchase 38 games, monthly payments of $13 for 36 months beginning April 2005	210	312
Gaming equipment financing to purchase 20 games, no payments for one year and monthly payments of $8 for 24 months beginning January 2006	112	174
Gaming equipment financing, monthly payments of $3 for 36 months beginning January 2005	33	59
Gaming equipment financing to purchase 6 games, no payments for one year and monthly payments of $6 for 24 months beginning February 2007	65	—
Gaming equipment financing, monthly payments of $1 for 36 months beginning July 2006	32	—
Gaming equipment financing with terms of less than 12 months	70	96
	4,203	5,834
Less current portion	(2,989)	(2,528)
Gaming equipment financing, long-term portion	$1,214	$3,306

7.             Related Party Transactions

MJB Development is a real estate construction company owned by a former shareholder of the Companies which provides storage services associated with hotel facilities of RBG.  Total charges for leasing of storage containers totaled $0, $0, $0 and $70,000 during the three and nine-months ended September 30, 2006 and 2005, respectively, and are included in the accompanying consolidated statements of operations.

Virgin River Foodmart, Inc., a Nevada corporation, (“Foodmart”) is owned by Mr. Black and his siblings.  Participants in RBG’s slot club program are able to redeem their points for gasoline at the Foodmart.  Foodmart charges the Company the retail amount of gas purchased with player points.  Charges associated with the point redemption for gasoline at the Foodmart were $0, $1,000, $30,000 and $106,000 for the three and nine-months ended September 30, 2006 and 2005, respectively.

Black, LoBello & Pitegoff is a law firm managed by the daughter of Mr. Black. RBG retains Black, LoBello & Pitegoff as outside legal counsel, and has paid legal fees for legal services in the amount of $46,000, $114,000, $60,000 and $87,000 for the three and nine-months ended September 30, 2006 and 2005, respectively.

Pursuant to the Indentures, Mr. Black is entitled to a management fee for his management of RBG’s business of up to 5% of EBITDA, as defined.  RBG expensed $222,000, $661,000, $192,000 and $576,000 during the three and nine-months ended September 30, 2006 and 2005, respectively, associated with this management fee.

Gaming Research is a consulting firm retained to perform marketing research for RBG.  The principal of Gaming Research is the father of RBG’s chief operating officer.  Gaming Research received consulting fees of $32,000, $80,000, $0 and $0 for the three and nine-months ended September 30, 2006 and 2005, respectively.

RBG, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

7.             Related Party Transactions (cont’d)

Resorts LLC provided management and other services to two related parties that manage and operate the home owners associations of the vacation intervals sold at the property.  Included in the accompanying condensed consolidated balance sheet at September 30, 2006 and December 31, 2005 is a receivable for $281,000 and $95,000, respectively, related to amounts owed for those services.

8.             Commitments and Contingencies

In January 2006, Oasis Interval Ownership, LLC entered into an agreement with Global Exchange Development Corp. to sell substantially all of the unsold time share intervals at the Oasis Hotel and Casino.  The sale is expected to close in three separate closings each involving approximately one-third of the unsold time share intervals at the Oasis Hotel and Casino. Each close is expected to occur within 6 months of the preceding close.  The first closing occurred in January 2006 for $280,000.  As part of the close, Global Exchange Development Corp. executed a note payable to Oasis Interval Ownership, LLC in the amount of $224,000 due January 2007 at an interest rate of 4.38%.  The note was fully paid in April of 2006. The second closing occurred in June 2006 for $288,000 in cash.

9.             Subsequent Events

As part of the acquisition of the Oasis Hotel and Casino in July 2001, WSR, Inc, (“WSR”) the former owners of the property, retained rights that enabled them to have certain land owned by the Oasis Hotel and Casino in Arizona re-conveyed to them if any of the following events were to occur: 1) WSR is able to purchase the land, currently leased to the Oasis Hotel and Casino, from the State of Arizona and sell the portion of the land used in the operation of the Palms Golf Course back to the Oasis Hotel and Casino; or 2) The Oasis Hotel and Casino is not able to renegotiate a long-term extension to the current lease with the State of Arizona that expires in April 2008 and is required to develop existing land to replace the leased land for the golf course operation.  In August 2006, the Companies purchased those rights for approximately $1.1 million which are included in other assets in the accompanying condensed consolidated balance sheet.

In conjunction with the purchase of those rights, in October 2006, the Companies began efforts to market and sell the 350 acres of land the Companies own in Arizona.  The Companies are utilizing a Las Vegas real estate firm, Diversified Interests, which is owned 100% by Mr. Black, to market the property.  The Companies currently expect to sell the land within the next year.  As a result of the Companies’ decision, at September 30, 2006, the Companies had approximately $325,000 in current assets, $258,000 in current liabilities and $8.9 million in non-current assets that subsequent to September 30, 2006, upon meeting all requirements of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, will be recorded as held for sale in the accompanying consolidated balance sheet.

In October 2006, the Companies adopted the Black Gaming Long Term Incentive Plan (“LTIP”).  LTIP is a long-term formula based compensation plan utilizing EBITDA, as defined, Long-term Debt, as defined, cash and a fixed multiple to compensate senior executives for increasing the operating performance and financial condition of the Companies in the event the executive remains with the Companies.  Future compensation, commencing in the fourth quarter of the year ended December 31, 2006, recognized in accordance with LTIP will be accounted for using the intrinsic value method allowed for nonpublic entities as defined and prescribed by SFAS 123(R) “Share Based Payment”.

The Companies have commenced action to reorganize (the “Proposed Reorganization”) the entities, Virgin River Casino Corporation, RBG, LLC, and B & B B, Inc. under a single holding company, Black Gaming, LLC, a Nevada limited-liability company (“Black Gaming”). The Companies are currently seeking the necessary approvals and licenses from appropriate parties, including but not limited to appropriate gaming authorities. While the Companies hope the Proposed Reorganization will be effective prior to January 1, 2007, no assurance can be given that the Proposed Reorganization will be effective by that date, if ever. As currently proposed, when the Proposed Reorganization is completed, Black Gaming will guarantee payment of the Companies’ 9% senior secured notes and 12 3/4% senior subordinated notes.

RBG, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

10.          Consolidating Condensed Financial Information

Casablanca Resorts, LLC, Oasis Recreational Properties, Inc., Oasis Interval Management, LLC and Oasis Interval Ownership, LLC (together the “Guarantors”) have fully and unconditionally guaranteed, on a joint and several basis, payment of the Notes. Separate condensed financial statement information for RBG and its Guarantor Subsidiaries as of September 30, 2006 (unaudited) and December 31, 2005 and for the nine months ended September 30, 2006 and 2005 (unaudited) is as follows (in thousands):

	RBG	Guarantors	Eliminations	Total Consolidated
As of September 30, 2006
BALANCE SHEET:
Current Assets, including intercompany accounts	$21,367	$18,076	$(20,179)	$19,264
Property and Equipment, net	44,031	37,901	—	81,932
Goodwill and Other Intangibles	14,352	15,221	—	29,573
Other assets (liabilities), excluding intercompany accounts	44,982	1,775	(44,120)	2,637
	$124,732	$72,973	$(64,299)	$133,406

Current Liabilities	$11,013	$28,423	$(20,179)	$19,257
Long-term debt, less current portion	174,737	—	—	174,737
Gaming equipment financing, less current portion	784	430	—	1,214
Members’ (Deficit) Equity	(61,802)	44,120	(44,120)	(61,802)
	$124,732	$72,973	$(64,299)	$133,406

As of December 31, 2005
BALANCE SHEET:
Current Assets, including intercompany accounts	$18,415	$6,911	$(10,107)	$15,219
Property and Equipment, net	46,783	37,614	—	84,397
Goodwill and Other Intangibles	15,047	16,146	—	31,193
Other Assets (liabilities), including intercompany accounts	44,384	716	(43,062)	2,038
	$124,629	$61,387	$(53,169)	$132,847

Current Liabilities	$15,854	$17,020	$(10,107)	$22,767
Long-term debt, less current portion	172,333	—	—	172,333
Gaming equipment financing, less current portion	2,100	1,206	—	3,306
Fair value of interest rate swaps	96	99	—	195
Members’ (Deficit) Equity	(65,754)	43,062	(43,062)	(65,754)
	$124,629	$61,387	$(53,169)	$132,847

RBG, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

10.          Consolidating Condensed Financial Information (cont’d)

For the three-months ended
September 30, 2006

STATEMENT OF OPERATIONS

	RBG	Guarantors	Eliminations	Total Consolidated

Net Revenues	$14,199	$12,089	$—	$26,288
Operating Expenses:
Casino	4,753	3,776	—	8,529
Food and beverage	2,287	1,956	—	4,243
Hotel	391	607	—	998
Other	1,555	1,102	—	2,657
General and administrative	4,719	4,747	—	9,466
Depreciation and amortization	1,239	1,316	—	2,555
	14,944	13,504	—	28,448
Operating loss	(745)	(1,415)	—	(2,160)
Income from investment in subsidiary	(1,444)	—	1,444	—
Change in fair value of swap	—	—	—	—
Return on investment with MDW, LLC	264	—	—	264
Interest expense	(57)	(29)	—	(86)
Total other income (expense)	(1,237)	(29)	1,444	178
(Loss) income before cumulative change in accounting principle	(1,982)	(1,444)	1,444	(1,982)
Cumulative effect of change in accounting principle	—	—	—	—
Net (loss) income	$(1,982)	$(1,444)	$1,444	$(1,982)

For the three-months ended
September 30, 2005

STATEMENT OF OPERATIONS

Net Revenues	$13,115	$11,554	$—	$24,669
Operating Expenses:
Casino	4,167	3,544	—	7,711
Food and beverage	2,290	2,252	—	4,542
Hotel	685	948	—	1,633
Other	1,503	1,010	—	2,513
General and administrative	4,315	3,880	—	8,195
Depreciation and amortization	1,172	822	—	1,994
Loss on sale of assets	16	63	—	79
	14,148	12,519	—	26,667

RBG, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

9.             Consolidating Condensed Financial Information (cont’d)

For the three-months ended September 30, 2005

STATEMENT OF OPERATIONS

	RBG	Guarantors	Eliminations	Total Consolidated
Operating loss	(1,033)	(965)	—	(1,998)
Income from investment in subsidiary	(990)	—	990	—
Change in fair value of swap	77	185	—	262
Return on investment with MDW, LLC	(113)	—	—	(113)
Interest expense	(147)	(210)	—	(357)
Total other income (expense)	(1,173)	(25)	990	(208)
(Loss) income before cumulative change in accounting principle	(2,206)	(990)	990	(2,206)
Net (loss) income	$(2,206)	$(990)	$990	$(2,206)

For the nine-months ended
September 30, 2006

STATEMENT OF OPERATIONS

Net Revenues	$45,645	$42,000	$—	$87,645
Operating Expenses:
Casino	14,281	10,797	—	25,078
Food and beverage	7,195	6,334	—	13,529
Hotel	1,375	2,219	—	3,594
Other	4,798	3,767	—	8,565
General and administrative	12,787	13,359	—	26,146
Depreciation and amortization	4,149	4,142	—	8,291
Loss on sale of assets	69	179	—	248
	44,654	40,797	—	85,451
Operating income	991	1,203	—	2,194
Income from investment in subsidiary	1,058	—	(1,058)	—
Change in fair value of swap	41	99	—	140
Return on investment with MDW, LLC	484	—	—	484
Interest expense	(243)	(173)	—	(416)
Total other income (expense)	1,340	(74)	(1,058)	208
Income before cumulative change in accounting principle	2,331	1,129	(1,058)	2,402
Cumulative effect of change in accounting principle	(125)	(71)	—	(196)
Net income	$2,206	$1,058	$(1,058)	$2,206

RBG, LLC

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

9.             Consolidating Condensed Financial Information (cont’d)

For the nine-months ended
September 30, 2005

STATEMENT OF OPERATIONS

	RBG	Guarantors	Eliminations	Total Consolidated
Net Revenues	$42,991	$40,778	$—	$83,769
Operating Expenses:
Casino	12,296	10,433	—	22,729
Food and beverage	7,411	7,002	—	14,413
Hotel	2,144	2,851	—	4,995
Other	5,151	3,959	—	9,110
General and administrative	11,820	11,296	—	23,116
Depreciation and amortization	3,376	2,483	—	5,859
Loss on sale of assets	33	696	—	729
	42,231	38,720	—	80,951
Operating income	760	2,058	—	2,818
Income from investment in subsidiary	1,981	—	(1,981)	—
Change in fair value of swap	233	556	—	789
Return on investment with MDW, LLC	(288)	—	—	(288)
Interest expense	(415)	(633)		(1,048)
Total other income (expense)	1,511	(77)	(1,981)	(547)
Income before cumulative change in accounting principle	2,271	1,981	(1,981)	2,271
Cumulative effect of change in accounting principle	—	—	—	—
Net income (loss)	$2,271	$1,981	$(1,981)	$2,271

For the nine-months ended September 30, 2006

STATEMENT OF CASH FLOWS

Net cash provided by operating activities	$2,165	$5,040	$—	$7,205
Net cash used in investing activities	(3,354)	(938)	—	(4,292)
Net cash used in financing activities	(2,423)	(1,873)	—	(4,296)

For the nine-months ended September 30, 2005

STATEMENT OF CASH FLOWS

Net cash provided by operating activities	$4,535	$5,226	$—	$9,761
Net cash used in investing activities	(5,070)	(3,729)	—	(8,799)
Net cash used in financing activities	(1,384)	(1,629)	—	(3,013)